Exhibit 10.1

[FORM OF] CHANGE IN CONTROL SEVERANCE AGREEMENT (this “Agreement”) dated as of [•], between PW Eagle, Inc., a Minnesota corporation (the “Company”), and [NAME] (the “Executive”).

WHEREAS the Executive is a skilled and dedicated employee of the Company who has important management responsibilities and talents that benefit the Company;

WHEREAS the Board of Directors of the Company (the “Board”) considers it essential to the best interests of the Company and its shareholders to assure that the Company and its subsidiaries will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined below); and

WHEREAS the Board believes that it is imperative to diminish the distraction of the Executive by virtue of the uncertainties and risks created by the circumstances surrounding a Change in Control and to ensure the Executive’s full attention to the Company and its subsidiaries during such a period of uncertainty;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

(a) “Accrued Rights” shall have the meaning set forth in Section 4(a)(iv).

(b) “Affiliate(s)” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person.

(c) “Annual Base Salary” shall mean the Executive’s annual rate of base salary in effect immediately prior to the Termination Date.

(d) “Annual Bonus” means an annual bonus for each calendar year equal to [    ]% of Annual Base Salary for such calendar year.

(e) “Cause” means the occurrence of any one of the following:

(i) the Executive is convicted of, or pleads guilty or nolo contendere to, (A) a misdemeanor that involves moral turpitude or that involves misappropriation of the assets of the Company or a Subsidiary or (B) a felony;

(ii) the Executive commits one or more acts or omissions constituting fraud or other willful misconduct that have a materially detrimental effect on the Company;

(iii) the Executive continually and willfully fails, for at least 14 days following written notice from the Company, to perform substantially the Executive’s employment duties (other than as a result of incapacity due to physical or mental illness or after delivery by the Executive of a Notice of Termination for Good Reason); or

(iv) the Executive commits a material violation of any of the Company’s material policies (including the Company’s Code of Business Conduct and Ethics, as in effect from time to time) that is materially detrimental to the best interests of the Company.

(f) “Change in Control” means

(i) individuals who, as of the date of this Agreement, were members of the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose appointment or election, or nomination for election, by the Company’s shareholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose assumption of office after the date of this Agreement occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a “Person”) other than the Board;

(ii) the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (each of the events referred to in this clause (A) being hereinafter referred to as a “Reorganization”) or (B) a sale or other disposition of all or substantially all the assets of the Company (a “Sale”), unless, immediately following such Reorganization or Sale, (1) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of shares of the Company’s common stock or other securities eligible to vote for the election of the Board outstanding immediately prior to the consummation of such Reorganization or Sale (such securities, the “Company Voting Securities”) beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding any outstanding voting securities of the Continuing Entity that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company or a Subsidiary), (2) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any corporation or other entity controlled by the Continuing Entity) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities of the Continuing Entity and (3) at least a majority of the members of the board of directors or other governing body of the Continuing Entity were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

(iii) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(iv) any Person, corporation or other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (iv), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (B) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or (C) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change in Control for purposes of Section 1(f)(ii).

(g) “Change in Control Date” means the date on which a Change in Control occurs (if any).

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(i) “Disability” shall have the meaning set forth in Section 4(b)(ii).

(j) “Effective Date” shall have the meaning set forth in Section 2.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

(l) “Good Reason” means, without the Executive’s express written consent, the occurrence of any one or more of the following:

(i) any material reduction in the authority, duties, titles or responsibilities held by the Executive immediately prior to the Change in Control Date or any assignment to the Executive of duties or responsibilities that are inconsistent with the Executive’s status, offices, titles and reporting relationships as in effect immediately prior to the Change in Control Date, but excluding for this purpose a reduction or assignment that is remedied by the Company within 30 business days after receipt of notice thereof given by the Executive;

(ii) any reduction in the annual base salary, annual bonus, annual incentive opportunity, long term incentive opportunity or other compensation or benefits of the Executive as in effect immediately prior to the Change in Control Date, other than a reduction that is remedied by the Company within 30 business days after receipt of notice thereof given by the Executive;

(iii) any change of the Executive’s principal place of employment to a location more than 50 miles from the Executive’s principal place of employment immediately prior to the Change in Control Date (other than a change that is remedied within 30 business days after receipt of notice thereof given by the Executive);

(iv) any failure of the Company to pay the Executive any compensation when due (other than a failure that is remedied within 30 business days after receipt of written notice thereof given by the Executive);

(v) delivery by the Company or any Subsidiary of a written notice to the Executive of the intent to terminate the Executive’s employment for any reason, other than Cause or Disability, in each case in accordance with this Agreement, regardless of whether such termination is intended to become effective during or after the Protection Period; or

(vi) any failure by the Company to comply with and satisfy the requirements of Section 9(c) (other than a failure that is remedied within 30 business days after receipt of written notice thereof given by the Executive).

The Executive’s right to terminate employment for Good Reason shall not be affected by the Executive’s incapacity due to physical or mental illness. A termination of employment by the Executive for Good Reason for purposes of this Agreement shall be effectuated by giving the Company written notice (“Notice of Termination for Good Reason”) of the termination setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provisions of this Agreement on which the Executive relied. Unless the parties agree otherwise, a termination of employment by the Executive for Good Reason shall be effective on the 30th day following the date when the Notice of Termination for Good Reason is given, unless the Company elects to treat such termination as effective as of an earlier date; provided, however, that so long as an event that constitutes Good Reason occurs during the Protection Period, for purposes of the payments, benefits and other entitlements set forth herein, the termination of the Executive’s employment pursuant thereto shall be deemed to occur during the Protection Period. If the Executive continues to provide services to the Company after one of the events giving rise to Good Reason has occurred, the Executive shall not be deemed to have consented to such event or to have waived the Executive’s right to terminate his or her employment for Good Reason in connection with such event. In all cases, the Executive shall give the Company five days written notice after the occurrence of any event that constitutes Good Reason.

(m) “Notice of Termination for Good Reason” shall have the meaning set forth in Section 1(l).

(n) “Payment” means any payment, benefit or distribution (or combination thereof) by the Company, any of its Affiliates or any trust established by the Company or its Affiliates, to or for the benefit of the Executive, whether paid, payable, distributed, distributable or provided pursuant to this Agreement or otherwise.

(o) “Person” means a “person” (as such term is used in Section 13(d) of the Exchange Act.

(p) “Protection Period” means the period commencing on the Change in Control Date and ending on the first anniversary thereof.

(q) “Qualifying Termination” means any termination of the Executive’s employment (i) by the Company, other than for Cause, death or Disability, that is effective (or with respect to which the Executive is given written notice) during the Protection Period or (ii) by the Executive for Good Reason during the Protection Period.

(r) “Section 409A Tax” shall have the meaning set forth in Section 5.

(s) “Subsidiary” means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.

(t) “Successor” shall have the meaning set forth in Section 9(c).

(u) “Termination Date” means the date (if any) on which the termination of the Executive’s employment, in accordance with the terms of this Agreement, is effective.

SECTION 2. Effectiveness and Term. This Agreement shall become effective as of the date hereof (the “Effective Date”) and shall remain in effect until the second anniversary of the Effective Date. Notwithstanding the foregoing, in the event of a Change in Control during the term of this Agreement, this Agreement shall not thereafter terminate, and the term hereof shall be extended, until the Company and its Subsidiaries have performed all their obligations hereunder with no future performance being possible; provided, however, that this Agreement shall only be effective with respect to the first Change in Control that occurs during the term of this Agreement.

SECTION 3. Impact of a Change in Control. (a) Effective as of any Change in Control Date during the term of this Agreement, notwithstanding any provision to the contrary in any of the Company’s equity-based, equity-related or other long-term incentive compensation plans, practices, policies and programs (including the Company’s 1997 Stock Option Plan) or any award agreements thereunder, (a) all outstanding stock options, stock appreciation rights, restricted shares and similar rights and awards then held by the Executive that are unexercisable or otherwise unvested shall automatically become fully vested and immediately exercisable, as the case may be, (b) all outstanding equity-based, equity-related and other long-term incentive awards then held by the Executive that are subject to performance-based vesting criteria shall automatically become fully vested and earned at a deemed performance level equal to the maximum performance level with respect to such awards and (c) all other outstanding equity-based, equity-related and long-term incentive awards, to the extent not covered by the foregoing clause (a) or (b), then held by the Executive that are unvested or subject to restrictions or forfeiture shall automatically become fully vested and all restrictions and forfeiture provisions related thereto shall lapse.

(b) Promptly after the occurrence of a Change of Control of the type described in Section 1(f)(ii), the Company shall pay to the Executive a transaction bonus equal to the amount of the Executive’s Annual Bonus for the year ended December 31, 2006.

SECTION 4. Termination of Employment. (a) Qualifying Termination. Subject to Section 4(a)(v), in the event of a Qualifying Termination, the Executive shall be entitled to the following payments and benefits:

(i) Severance Pay. The Company shall pay the Executive an amount equal to [MULTIPLE] (the “Multiple”) times the sum of (A) the Executive’s Annual Base Salary (without regard to any reduction giving rise to Good Reason) and (B) the Executive’s Annual Bonus, in a lump-sum payment payable on the tenth business day after the date the release described in Section 4(a)(v) becomes effective and irrevocable (the “Release Effective Date”); provided, however, that such amount shall be paid in lieu of, and the Executive hereby waives the right to receive, any other cash severance payment relating to salary or bonus continuation the Executive is otherwise eligible to receive upon termination of employment under any severance plan, practice, policy or program of the Company or any Subsidiary or under any agreement between the Company and the Executive.

(ii) Prorated Annual Bonus. The Company shall pay the Executive an amount equal to the product of (A) the Executive’s target annual bonus for the year in which the Termination Date occurs (assuming all individual and business criteria are met at target levels) and (B) a fraction, the numerator of which is the number of days in the current fiscal year through the Termination Date, and the denominator of which is 365, in a lump-sum payment on the tenth business day after the Release Effective Date.

(iii) Continued Welfare Benefits. The Company shall continue to provide for a number of years equal to the Multiple health, welfare and fringe benefits to the Executive and the Executive’s spouse and dependents (in each case, provided in an applicable plan) at least equal to the levels of benefits provided by the Company and its Subsidiaries immediately prior to the Change in Control Date. Nothing in this Section 4(a)(iii) shall operate to reduce, or be construed as reducing, the Executive’s group health plan continuation rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, in any manner.

(iv) Accrued Rights. The Executive shall be entitled to (A) payments of any unpaid annual base salary or other amount earned or accrued through the Termination Date and for reimbursement of any unreimbursed business expenses incurred through the Termination Date, (B) the full amount of Executive’s annual bonus for the fiscal year immediately prior to the fiscal year in which the Termination Date occurs in the event that the annual bonus for such prior fiscal year has not been paid to the Executive by the Termination Date, (C) any payments or benefits explicitly set forth in any other agreements, benefit plans, practices, policies and programs in which the Executive participates and (D) any other rights the Executive may have to welfare or fringe benefits (other than severance benefits) under any other agreement or arrangement between the Executive and the Company or any Subsidiary (the rights to such payments, the “Accrued Rights”).

(v) Release of Claims. Notwithstanding any provision of this Agreement to the contrary, the Company shall not be obligated to make any payments or provide any benefits described in this Section 4, other than payments or benefits in respect of the Accrued Rights, unless and until such time as the Executive has executed and delivered a Separation Agreement and Release substantially in the form of Exhibit A hereto and such release has become effective and irrevocable in accordance with its terms.

(b) Non-Qualifying Termination. (i) In the event of any termination of Executive’s employment other than a Qualifying Termination (including a termination of employment as a result of death or Disability), the Executive shall not be entitled to any additional payments or benefits from the Company under this Section 4, other than payments or benefits with respect to the Accrued Rights.

(ii) For purposes of this Agreement, the Executive shall be deemed to have a “Disability” in the event of the Executive’s absence for a period of either (a) 90 consecutive days in any consecutive 12 month period or (b) 120 days in any consecutive 12 month period as a result of incapacity due to a physical or mental condition, illness or injury as determined by a physician selected by the Company and acceptable to the Executive or the Executive’s legal representative (such acceptance not to be unreasonably withheld) after such physician has completed an examination of the Executive. The Executive agrees to make himself available for such examination upon the reasonable request of the Company, and the Company shall be responsible for the cost of such examination.

SECTION 5. Section 409A. It is the intention of the Company and the Executive that the provisions of this Agreement comply with Section 409A of the Code, and all provisions of this Agreement shall be construed and interpreted in a manner consistent with Section 409A of the Code. To the extent necessary to avoid imposition of any additional tax or interest penalties under Section 409A (such tax and interest penalties, a “Section 409A Tax”), notwithstanding the timing of payment provided in any other Section of this Agreement, the timing of any payment, distribution or benefit pursuant to this Agreement shall be subject to a six-month delay in a manner consistent with Section 409A(a)(2)(B)(i) of the Code, provided that (a) the Executive shall be credited with interest in respect of such payment, distribution or benefit during such six-month period at the rate set forth in Section 11 and (b) if the Executive dies during such six-month period, any such delayed payments shall not be further delayed, and shall be immediately payable to the Executive’s devisee, legatee or other designee or, should there be no such designee, to the Executive’s estate in accordance with the applicable provisions of this Agreement. From and after the Effective Date and for the remainder of the term of this Agreement, (i) the Company shall administer and operate this Agreement in compliance with Section 409A of the Code and any rules, regulations or other guidance promulgated thereunder as in effect from time to time and (ii) in the event that the Company determines that any provision of this Agreement or any such plan or arrangement does not comply with Section 409A of the Code or any such rules, regulations or guidance and that the Executive may become subject to a Section 409A Tax, the Company and the Executive shall negotiate in good faith to amend or modify such provision to avoid the application of such Section 409A Tax, provided that such amendment or modification shall not (and the Executive shall not be obligated to consent to any such amendment or modification that would) reduce the economic value to the Executive of such provision.

SECTION 6. No Mitigation or Offset; Enforcement of this Agreement. (a) In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as otherwise expressly provided for in this Agreement, such amounts shall not be reduced whether or not the Executive obtains other employment.

(b) In any dispute over the provisions of this Agreement, the prevailing party shall be entitled to reimbursement of all of its actual attorneys fees and expenses incurred in connection therewith.

SECTION 7. Non-Exclusivity of Rights. Except as specifically provided in Section 4(a)(i), nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any plan, practice, policy or program provided by the Company or a Subsidiary for which the Executive may qualify, nor shall anything in this Agreement or the accompanying Separation Agreement and Release limit or otherwise affect any rights the Executive may have under any contract or agreement with the Company or a Subsidiary. Vested benefits and other amounts that the Executive is otherwise entitled to receive under any incentive compensation (including any equity award agreement), deferred compensation, retirement, pension or other plan, practice, policy or program of, or any contract or agreement with, the Company or a Subsidiary shall be payable in accordance with the terms of each such plan, practice, policy, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

SECTION 8. Withholding. The Company may deduct and withhold from any amounts payable under this Agreement such Federal, state, local, foreign or other taxes as are required to be withheld pursuant to any applicable law or regulation.

SECTION 9. Assignment. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution, and any assignment in violation of this Agreement shall be void.

(b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive’s personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees and permitted successor or assigns. If the Executive should die while any amounts are still payable to him or her hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive’s devisee, legatee or other permitted designee or, should there be no such designee, to the Executive’s estate.

(c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company (a “Successor”) to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, (i) the term “Company” shall mean the Company as hereinbefore defined and any Successor and any permitted assignee to which this Agreement is assigned and (ii) the term “Board” shall mean the Board as hereinbefore defined and the board of directors or equivalent governing body of any Successor and any permitted assignee to which this Agreement is assigned.

SECTION 10. Dispute Resolution. (a) Except as otherwise specifically provided herein, the Executive and the Company each hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of Oregon over any dispute arising out of or relating to this Agreement.

(b) The agreement of the parties to the forum described in Section 10 is independent of the law that may be applied in any suit, action or proceeding and the parties agree to such forum even if such forum may under applicable law choose to apply non-forum law. The parties hereby waive, to the fullest extent permitted by applicable law, any objection that they now or hereafter have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding brought in an applicable court described in Section 10, and the parties agree that they shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. The parties agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any suit, action or proceeding brought in any applicable court described in Section 10 shall be conclusive and binding upon the parties and may be enforced in any other jurisdiction.

(c) The parties hereto irrevocably consent to the service of any and all process in any suit, action or proceeding arising out of or relating to this Agreement by the mailing of copies of such process to such party at such party’s address specified in Section 17.

(d) Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of or relating to this Agreement. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 10(d).

SECTION 11. Default in Payment. Any payment not made within ten business days after it is due in accordance with this Agreement shall thereafter bear interest, compounded annually, at the prime rate in effect from time to time at Citibank, N.A., or any successor thereto.

SECTION 12. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN THE STATE OF OREGON, AND THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT IN ALL RESPECTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF OREGON WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

SECTION 13. Amendment; No Waiver. No provision of this Agreement may be amended, modified, waived or discharged except by a written document signed by the Executive and a duly authorized officer of the Company. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No failure or delay by either party in exercising any right or power hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment of any steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party, which are not set forth expressly in this Agreement.

SECTION 14. Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other conditions and provisions of this Agreement shall nonetheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 15. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto, and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled. None of the parties shall be liable or bound to any other party in any manner by any representations and warranties or covenants relating to such subject matter except as specifically set forth herein.

SECTION 16. Survival. The rights and obligations of the parties under the provisions of this Agreement, including Sections 4, 5, 6, 9, 10 and 11, shall survive and remain binding and enforceable, notwithstanding the expiration of the Protection Period or the term of this Agreement, the termination of the Executive’s employment with the Company for any reason or any settlement of the financial rights and obligations arising from the Executive’s employment hereunder, to the extent necessary to preserve the intended benefits of such provisions.

SECTION 17. Notices. All notices or other communications required or permitted by this Agreement will be made in writing and all such notices or communications will be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:	PW Eagle, Inc.
1550 Valley River Drive
Eugene, Oregon 9740

	Attention:	Chair, Compensation Committee

with a copy to:	Fredrikson & Byron, PA
200 South Sixth Street, Suite 4000
Minneapolis, Minnesota 55402
Attention: David C. Grorud and K. Lisa Holter

If to the Executive:	At the address for the Executive most recently on file with the Company or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

SECTION 18. Headings and References. The headings of this Agreement are inserted for convenience only and neither constitute a part of this Agreement nor affect in any way the meaning or interpretation of this Agreement. When a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.

SECTION 19. Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

SECTION 20. Interpretation. For purposes of this Agreement, the words “include” and “including”, and variations thereof, shall not be deemed to be terms of limitation but rather shall be deemed to be followed by the words “without limitation”. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first written above.

PW EAGLE, INC.

by
Name:
Title:

[EXECUTIVE],

Name:
Title:

EXHIBIT A

SEPARATION AGREEMENT AND RELEASE

I. Release. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, with the intention of binding himself/herself, his/her heirs, executors, administrators and assigns, does hereby release and forever discharge PW Eagle, Inc., a Minnesota corporation (the “Company”), and its present and former subsidiaries and affiliates, together with their present and former officers, directors, executives, agents, employees, successors, predecessors and assigns (collectively, the “Released Parties”), from any and all claims, actions, causes of action, demands, rights, damages, debts, accounts, suits, expenses, attorneys’ fees and liabilities of whatever kind or nature in law, equity, or otherwise, whether now known or unknown (collectively, the “Claims”), which the undersigned now has, owns or holds, or has at any time heretofore had, owned or held against any Released Party, arising out of or in any way connected with the undersigned’s employment relationship with the Company, its subsidiaries, predecessors or affiliated entities, or the termination thereof, under any Federal, state or local statute, rule, or regulation, or principle of common, tort or contract law, including but not limited to, the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. §§ 201 et seq., the Family and Medical Leave Act of 1993, as amended (the “FMLA”), 29 U.S.C. §§ 2601 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §§ 2000e et seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §§ 621 et seq., the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. §§ 12101 et seq., the Worker Adjustment and Retraining Notification Act of 1988, as amended, 29 U.S.C. §§ 2101 et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1001 et seq., and any other equivalent or similar Federal, state, or local statute; provided, however, that nothing herein shall release the Company of its obligations under that certain Change in Control Severance Agreement between the undersigned and the Company (including the Accrued Rights (as defined therein)) or affect any right to indemnification that the undersigned may have under state law and/or the Company’s articles of incorporation or by-laws for service as an officer or director of the Company or any subsidiary or joint venture of the Company or affect any related rights to coverage under any applicable insurance policy. The undersigned understands that, as a result of executing this Separation Agreement and Release, he/she will not have the right to assert that the Company or any other Released Party unlawfully terminated his/her employment or violated any of his/her rights in connection with his/her employment or otherwise.

The undersigned affirms that he/she has not filed, caused to be filed, or presently is a party to any Claim, complaint or action against any Release Party in any forum or form and that he/she knows of no facts which may lead to any Claim, complaint or action being filed against any Release Party in any forum by the undersigned or by any agency, group, etc. The undersigned further affirms that he/she has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which he/she may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions and/or benefits are due to him/her from the Company and its subsidiaries, except as specifically provided in this Separation Agreement and Release. The undersigned furthermore affirms that he/she has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the FMLA. If any agency or court assumes jurisdiction of any such Claim, complaint or action against any Released Party on behalf of the undersigned, the undersigned will request such agency or court to withdraw the matter.

The undersigned further declares and represents that he/she has carefully read and fully understands the terms of this Separation Agreement and Release and that he/she has been advised and had the opportunity to seek the advice and assistance of counsel with regard to this Separation Agreement and Release, that he/she may take up to and including 21 days from receipt of this Separation Agreement and Release, to consider whether to sign this Separation Agreement and Release, that he/she may revoke this Separation Agreement and Release within seven calendar days after signing it by delivering to the Company written notification of revocation, and that he/she knowingly and voluntarily, of his/her own free will, without any duress, being fully informed and after due deliberate action, accepts the terms of and signs the same as his own free act.

II. Protected Rights. The Company and the undersigned agree that nothing in this Separation Agreement and Release is intended to or shall be construed to affect, limit or otherwise interfere with any non-waivable right of the undersigned under any Federal, state or local law, including the right to file a charge or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”) or to exercise any other right that cannot be waived under applicable law. The undersigned is releasing, however, his/her right to any monetary recovery or relief should the EEOC or any other agency pursue Claims on his/her behalf. Further, should the EEOC or any other agency obtain monetary relief on his/her behalf, the undersigned assigns to the Company all rights to such relief.

III. Nonsolicitation/Non-Interference with Business Relationships. The undersigned further agrees that during the one-year period commencing on the date of his/her termination of employment with the Company or its subsidiaries, he/she will not, directly or indirectly, (i) solicit or recruit any person who is at such time, or who at any time during the six-month period prior to such solicitation or recruitment had been, an employee of, or exclusive consultant then under contract with, the Company or its subsidiaries, without the Company’s prior written consent; (ii) solicit or encourage any employee of the Company or its subsidiaries to leave the employment of the Company or its subsidiaries; (iii) intentionally interfere with the relationship of the Company or any of its subsidiaries with any employee of, or exclusive consultant then under contract with, the Company or any such subsidiary; or (iv) intentionally interfere with, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the Company or any of its subsidiaries, on the one hand, and any of their respective customers or suppliers, on the other hand.

IV. Equitable Remedies. The undersigned acknowledges that a violation by the undersigned of any of the covenants contained in Section III may cause

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irreparable damage to the Company and its subsidiaries in an amount that would be material but not readily ascertainable, and that any remedy at law (including the payment of damages) would be inadequate. Accordingly, the undersigned agrees that, notwithstanding any provision of this Separation Agreement and Release to the contrary, the Company may be entitled (without the necessity of showing economic loss or other actual damage) to injunctive relief (including temporary restraining orders, preliminary injunctions and/or permanent injunctions) in any court of competent jurisdiction for any actual or threatened breach of any of the covenants set forth in Section III in addition to any other legal or equitable remedies it may have.

V. Third-Party Litigation. The undersigned agrees to be available to the Company and its affiliates on a reasonable basis in connection with any pending or threatened claims, charges or litigation in which the Company or any of its affiliates is now or may become involved, or any other claims or demands made against or upon the Company or any of its affiliates, regardless of whether or not the undersigned is a named defendant in any particular case.

VI. Return of Property. The undersigned shall return to the Company on or before [10 DAYS AFTER TERMINATION DATE], all property of the Company in the undersigned’s possession or subject to the undersigned’s control, including without limitation any laptop computers, keys, credit cards, cellular telephones and files. The undersigned shall not alter any of the Company’s records or computer files in any way after [TERMINATION DATE].

VII. Confidential Information. The undersigned agrees to hold confidential, and not to disclose to any person, firm, corporation, partnership or agency, any trade secret or Confidential Information (as defined below) gained in the course of the undersigned’s employment with the Company concerning the Company or any of its affiliates, except if such disclosure is required by law or legal process. “Confidential Information” shall include, without limitation, information concerning financial affairs, business plans or strategies, product pricing information, operating policies and procedures, vendor information and proprietary statistics or reports. The undersigned agrees not to remove any Confidential Information from the Company, not to request that others do so on the undersigned’s behalf and to return any Confidential Information currently in the undersigned’s possession to the Company.

VIII. Severability. If any term or provision of this Separation Agreement and Release is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other conditions and provisions of this Separation Agreement and Release shall nonetheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Separation Agreement and Release is not affected in any manner materially adverse to any party.

IX. GOVERNING LAW. THIS SEPARATION AGREEMENT AND RELEASE SHALL BE DEEMED TO BE MADE IN THE STATE OF OREGON, AND THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT IN ALL RESPECTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF OREGON WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

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Effective on the eighth calendar day following the date set forth below.

PW EAGLE, INC.,

by
Name:
Title:

EMPLOYEE,

[NAME]
Date Signed:

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